EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of AEN Group Ltd. (the “Company”) on Form 10-Q for the period ending March 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dandan Chen, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 20th day of May, 2025.

/s/ Dandan Chen

Dandan Chen

Chief Executive Officer/Chief Financial Officer

Principal Executive Officer,

Principal Financial Officer and Principal Accounting Officer